Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 76 to the Registration Statement (Form N-1A, No. 002-81549) of our reports dated October 25, 2016 on the financial statements and financial highlights of Deutsche California Tax-Free Income Fund and Deutsche New York Tax-Free Income Fund (two of the Funds comprising Deutsche State Tax-Free Income Series), included in each Fund’s Annual Report for the fiscal year ended August 31, 2016.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 27, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Deutsche State Tax-Free Income Series on Form N-1A (“Registration Statement”) of our report dated May 25, 2016 relating to the financial statements and financial highlights which appears in the March 31, 2016 Annual Report to Shareholders of Deutsche Massachusetts Tax-Free Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 27, 2017